EXHIBIT 99(b)

                   LAFAYETTE AMERICAN BANK AND TRUST COMPANY

                                   PROXY

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

                               JUNE 10, 1996

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                    LAFAYETTE AMERICAN BANK AND TRUST COMPANY


                  The undersigned hereby appoints DONALD P. CALCAGNINI and PHILLIP J. MUCHA, and each of them, as Proxy, each with full power of substitution, to vote all of the stock of Lafayette American Bank and Trust Company ("Lafayette") standing in the undersigned's name at the Annual Meeting of Shareholders of Lafayette to be held on Monday, June 10, 1996 at 11:00 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

                  This proxy will be voted as specified herein. If no choice is specified, the proxy will be voted FOR the Board of Directors' nominees and FOR approval of the Agreement and Plan of Merger.

                                             (continue on reverse side)


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PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

The Board of Directors recommends a vote FOR the Board of Directors' nominees and FOR approval of the Agreement and Plan of Merger.


1.   Approval of the Agreement and Plan of Merger with HUBCO, Inc.

          FOR ________   AGAINST __________      ABSTAIN _______


2.  Election of the Board's nominees for Director:

          FOR the nominees listed below (except as marked to the contrary below) __________

          WITHHOLD AUTHORITY to vote for the nominees listed below __________

Nominees: Linda Walker Bynoe, Roderick C. McNeil III, Enzo R. Montesi, Louis F.
          Tagliatela, and John H. Tatigian, Jr.

          INSTRUCTION:  To withhold authority to vote for any individual nominee listed above, write the nominee's name in the space provided below:

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3.   Such other business as may properly come before the Meeting.


SIGNATURE            DATE   ,1996      SIGNATURE          DATE          ,1996

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.